Exhibit 99.1

July 17 , 2014
Contact: West Gotcher, Investor Relations 713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Provides Second Quarter 2014 Update and

Earnings Release and Conference Call Information

HOUSTON, TX, July 17, 2014 – Key Energy Services, Inc. (NYSE: KEG) today provided the following updates for the second quarter 2014:

Key expects to report a second quarter 2014 loss in the range of $0.14 – $0.15, excluding goodwill and asset impairments and utilizing an effective tax rate of approximately 29%. Additionally:

•	Key expects its consolidated revenue to be down approximately 2% compared to the first quarter 2014; additionally, the Company expects its U.S. segment revenue to be approximately flat on a sequential basis as its production-driven businesses outside of California did not see sufficient activity increases to offset lower activity in California.

•	The Company expects to record a $30 - $35 million pre-tax charge for goodwill and other assets impairments related to its operations in Russia.

•	Pre-tax expenses of approximately $5 million were incurred in connection with the previously disclosed Foreign Corrupt Practices Act investigations.

•	Redeployment and make-ready pre-tax costs of approximately $2 million were incurred in association with the previously disclosed movement of rigs from Mexico to the U.S.

•	Pre-tax severance costs of approximately $1 million were incurred in association with headcount reductions, primarily in Mexico.

•	Capital expenditures were $41 million during the second quarter 2014; total debt at June 30, 2014 was $719 million and the Company paid $45 million towards its $550 million senior secured credit facility leaving $461 million undrawn.

•	Including an estimated goodwill and other assets impairments pre-tax charge of $30 - $35 million, Key expects to report a second quarter 2014 loss in the range of $0.35 - $0.38.

Conference Call Information

The Company will report second quarter 2014 financial results after market close on Wednesday, August 6, 2014, and Key management will host a conference call to discuss these results on Thursday, August 7, 2014 at 10:00 a.m. CST.

Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 76087755. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

July 17, 2014
Contact: West Gotcher, Investor Relations 713-757-5539

A telephonic replay of the conference call will be available on Thursday, August 7, 2014, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 76087755. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

July 17, 2014
Contact: West Gotcher, Investor Relations 713-757-5539

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational and activity expectations, international growth, and anticipated financial performance in the second quarter and remainder of 2014. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that Key’s expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in Key’s businesses, or could further deteriorate or worsen from the recent market declines, and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks relating to compliance with the FCPA and anti-corruption laws, including FCPA investigations affecting Key’s Mexico and Russia businesses; risks affecting Key’s international operations, including risks that Key may not be able to achieve its international growth and mobilization strategy in the foreign countries in which Key operates; risks that Key may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, Ecuador, the Middle East and Russia.